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                                                                    Exhibit 23




             Consent of Independent Certified Public Accountants
             ---------------------------------------------------

We consent to the incorporation by reference in the Registration Statement of Nytest Environmental Inc. and Subsidiaries on Form S-8/S-3 the use of our name as experts and our report dated February 13, 1996 (except Note D for which the date is March 15, 1996), on our audits of the consolidated financial statements of Nytest Environmental Inc. and Subsidiaries as of December 31, 1995 and for each of the two years ended December 31, 1995 and 1994, which report is included in the Annual Report on Form 10-KSB.


                                             /s/ Cornick, Garber & Sandler LLP

                                                 CORNICK, GARBER & SANDLER LLP
                                                 Certified Public Accountants


March 29, 1996
Uniondale, New York